Exhibit 10.46#
PREMIER EXHIBITIONS, INC.
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT
(2009 Equity Incentive Plan)
Premier Exhibitions, Inc. (the “Company”), pursuant to its 2009 Equity Incentive Plan (the “Plan”), hereby grants to the non-employee director listed below (the “Participant”), the number of units (the “Units”) set forth below (the “Award”). The Award is subject to the terms and conditions of this Restricted Stock Unit Award Agreement (this “Agreement”) and the Plan, which is attached hereto as Exhibit A and incorporated herein by reference. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

Participant:	[ ]

Number of Units awarded:	[ ]

Date of grant:	January 1, 2010
Period of Restriction: The Period of Restriction shall end on January 1, 2011, or such earlier date as provided in the Plan (the “Vesting Date”), provided that the Participant continuously serves on the Board from the date of grant until the Vesting Date. Notwithstanding the above, the Units shall immediately vest on a pro-rata basis (proportionally to the number of days that the Participant served on the Company’s Board during the 2010 calendar year) upon the Participant’s resignation or other termination from the Board prior to the Vesting Date. Any Units that do not vest shall be forfeited.
Payment: Once vested, the Units shall be paid to the Participant, in the form of one Share per vested Unit, within 20 days after becoming vested.
By signing below, the Participant acknowledges that he shall bear the risk of loss with respect to the Shares underlying the Units. The Participant further acknowledges receipt of, and understands and agrees to the terms and conditions of, this Agreement and the Plan. As of the date of grant of the Units, the Participant accepts this Award and acknowledges that this Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the Award and supersede all prior oral and written agreements relating thereto. This Agreement can be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same document.

PREMIER EXHIBITIONS, INC.	Participant: [ ]

By:

Name:

Title:	Date: